                                                                   Exhibit 10.39
================================================================================

                     TAX EXEMPTION CERTIFICATE AND AGREEMENT

                                      AMONG

                      THE INDUSTRIAL DEVELOPMENT AUTHORITY
                        OF THE CITY OF SHOW LOW, ARIZONA

                                       AND

                       SNOWFLAKE WHITE MOUNTAIN POWER, LLC

                                       AND

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   $39,250,000

                      THE INDUSTRIAL DEVELOPMENT AUTHORITY
                        OF THE CITY OF SHOW LOW, ARIZONA
                       SOLID WASTE DISPOSAL REVENUE BONDS
                  (SNOWFLAKE WHITE MOUNTAIN POWER, LLC PROJECT)
                                   SERIES 2006

                                SEPTEMBER 8,2006

================================================================================

                                TABLE OF CONTENTS

SECTION                                    HEADING                          PAGE
-------                                    -------                          ----
ARTICLE I          DEFINITIONS...........................................     2

ARTICLE II         DESCRIPTION OF PROJECT................................     6

   Section 2.1.    Purpose of the Bonds..................................     6
   Section 2.2.    The Project -- Binding Commitment and Timing..........     6
   Section 2.3.    Reimbursement.........................................     6
   Section 2.4.    Investment of Bond Proceeds...........................     8
   Section 2.5.    No Grants.............................................     8
   Section 2.6.    Hedges...............................,................     8
   Section 2.7.    Payments to Related Persons...........................     9
   Section 2.8.    Internal Revenue Service Audits.......................     9

ARTICLE III        USE OF PROCEEDS; DESCRIPTION OF FUNDS.................     9

   Section 3.1.    Use of Proceeds.......................................     9
   Section 3.2.    Purpose of Bond Fund..................................    10
   Section 3.3.    Purpose of Debt Service Reserve Account...............    10
   Section 3.4.    Credit Agreement Accounts.............................    10
   Section 3.5.    No Other Gross Proceeds...............................    11

ARTICLE IV         ARBITRAGE REBATE; RECORD KEEPING; INVESTMENT
                   DIRECTION.............................................    12

   Section 4.1.    Compliance with Rebate Provisions.....................    12
   Section 4.2.    Rebate Fund...........................................    12
   Section 4.3.    Records...............................................    12
   Section 4.4.    Prohibited Payments; Certificates of Deposit and
                   Investment Agreements.................................    13
   Section 4.5.    Arbitrage Elections...................................    16
   Section 4.6.    Arbitrage Rebate Consultant...........................    16

ARTICLE V          YIELD AND INVESTMENT LIMITATIONS......................    17

   Section 5.1.    Issue Price...........................................    17
   Section 5.2.    Yield Limits..........................................    17
   Section 5.3.    Continuing Nature of Yield Limits.....................    18
   Section 5.4.    Yield on the Loan Agreement...........................    18
   Section 5.5.    Other Payments Relating to the Bonds..................    18
   Section 5.6.    Federal Guarantees....................................    18
   Section 5.7.    Investments After the Expiration of Temporary Periods,
                   Etc...................................................    19
   Section 5.8.    Treatment of Certain Credit Facility Fees.............    19

ARTICLE VI         MISCELLANEOUS.........................................    19

   Section 6.1.    Project Certificate; Certain Tax Consequences.........    19
   Section 6.2.    Termination; Interest of Issuer in Rebate Fund........    20
   Section 6.3.    U.S. Form 8038........................................    20
   Section 6.4.    Common Plan of Financing..............................    20
   Section 6.5.    No Sale of the Project................................    20
   Section 6.6.    Future Events.........................................    20
   Section 6.7.    Permitted Changes; Opinion of Bond Counsel............    20
   Section 6.8.    Public Approval.......................................    21
   Section 6.9.    Volume Cap............................................    21
   Section 6.10.   Registered Form.............,.........................    21
   Section 6.11.   Records...............................................    21
   Section 6.12.   Severability..........................................    22
   Section 6.13.   Counterparts..........................................    22
   Section 6.14.   Notices...............................................    22
   Section 6.15.   Successors and Assigns................................    22
   Section 6.16.   Headings..............................................    22
   Section 6.17.   Governing Law.........................................    22
   Section 6.18.   Expectations..........................................    22

Signatures...............................................................    24

EXHIBIT A -- Estimated Sources and Uses of Funds
EXHIBIT B -- Drawdown Schedule of Bond Proceeds
EXHIBIT C -- Certificate of Purchaser
EXHIBIT D -- Memorandum of Chapman and Cutler LLP
EXHIBIT E -- Declaration of Intent to Reimburse
EXHIBIT F -- Gross Proceeds
EXHIBIT G -- Form 8038
EXHIBIT H -- Letters of Credit Facility Provider
EXHIBIT I -- Swap Confirmation

                     TAX EXEMPTION CERTIFICATE AND AGREEMENT

     The undersigned are duly qualified officers of The Industrial Development Authority of the City of Show Low, Arizona (the "Issuer"), Snowflake White Mountain Power, LLC (the "Company") and J.P. Morgan Trust Company, National Association (the "Trustee"), respectively. The undersigned officer of the Issuer is charged, with others, with the responsibility for executing and delivering the obligations described on the cover page of this Tax Agreement (the "Bonds") on the date hereof. The Bonds were authorized pursuant to a duly authorized resolution (the "Resolution") of the Issuer and are being issued pursuant to that certain Indenture of Trust dated as of September 1, 2006 (the "Indenture") between the Issuer and the Trustee. Sale Proceeds of the Bonds will be provided to the Company pursuant to that certain Loan Agreement dated as of September 1, 2006 (the "Loan Agreement") between the Issuer and the Company. The payment of principal and purchase prices of and interest on the Bonds for an initial period will be supported by the Credit Facility to be issued by the Credit Facility Provider. Certain terms are defined in Article I hereof. Terms used herein and not defined in Article I shall have the meanings given to them in the Indenture.

     One purpose of executing this Tax Agreement is to set forth various facts regarding the Bonds and to establish the expectations of the Issuer, the Company and the Trustee as to future events regarding the Bonds and the use of Bond proceeds. To the extent such facts do not relate directly to the Issuer or the Trustee, the Issuer and the Trustee are relying upon the certifications of the Company, which is reasonable and prudent. The certifications, covenants and representations contained herein are made on behalf of the Issuer, the Company and the Trustee for the benefit of the owners from time to time of the Bonds.

     The Issuer and the Company hereby covenant that they will not take any action, omit to take any action or permit the taking or omission of any action within their control (including, without limitation, making or permitting any use of the proceeds of the Bonds) if taking, permitting or omitting to take such action would cause any of the Bonds to be an arbitrage bond within the meaning of the Code or would otherwise cause the interest on the Bonds to be included in the gross income of the recipients thereof for federal income tax purposes. The Issuer acknowledges that, in the event of an examination by the Internal Revenue Service of the exemption from federal income taxation of interest on the Bonds, under present rules, the Issuer may be treated as a "taxpayer" in such examination. The Company agrees that it will direct the Issuer to respond in a commercially reasonable manner to any inquiries from the Internal Revenue Service in connection with such an examination and the Issuer agrees that it will reasonably cooperate with the Company (at the expense of the Company) in this regard. The Company has agreed at Section 5.2 of the Loan Agreement to indemnify and hold harmless the Issuer against any liability resulting from or related to the issuance of the Bonds.

                                    ARTICLE I

                                   DEFINITIONS

     In addition to such other words and terms used and defined in this Tax Agreement, the following words and terms used in this Tax Agreement shall have the following meanings unless, in either case, the context or use clearly indicates another or different meaning is intended:

     "Affiliated Person" means any Person that (a) at any time during the six months prior to the execution and delivery of the Bonds, (i) has more than five percent of the voting power of the governing body of the Issuer or the Company in the aggregate vested in its directors, officers, owners, and employees or,
(ii) has more than five percent of the voting power of its governing body in the aggregate vested in directors, officers, board members, owners, members or employees of the Issuer or the Company or (b) during the one-year period beginning six months prior to the execution and delivery of the Bonds, (i) the composition of the governing body of which is modified or established to reflect (directly or indirectly) representation of the interests of the Issuer or the Company (or for which an agreement, understanding, or arrangement relating to such a modification or establishment during that one-year period) or (ii) the composition of the governing body of the Issuer or the Company is modified or established to reflect (directly or indirectly) representation of the interests of such Person (or for which an agreement, understanding, or arrangement relating to such a modification or establishment during that one-year period).

     "Arbitrage Rebate Consultant" means a firm of recognized expertise in the area of arbitrage rebate calculations and its requirements engaged by the Company, after prior notice to the Issuer and the Trustee, which is acceptable to the Trustee.

     "Bond Counsel" means Chapman and Cutler LLP or any other nationally recognized firm of attorneys experienced in the field of municipal bonds whose opinions are generally accepted by purchasers of municipal bonds.

     "Bond Fund" means the Bond Fund established pursuant to the Indenture.

     "Bond Purchase Fund" means the Bond Purchase Fund established pursuant to the Indenture.

     "Bonds" means the obligations of the Issuer defined in the preamble to this Tax Agreement.

     "Capital Expenditures" means costs of a type that are properly chargeable to a capital account under the Code (or would be so chargeable with a proper election) under federal income tax principles taking into account the definition of Placed-in-Service set forth herein.

     "Closing" means the date of this Tax Agreement, which is the first date on which the Issuer is receiving the purchase price for the Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commingled Fund" means any fund or account containing both Gross Proceeds and an amount in excess of $25,000 that are not Gross Proceeds if the amounts in the fund or account are invested and accounted for, collectively, without regard to the source of funds deposited in the fund or account. An open-ended regulated investment company under Section 851 of the Code is not a Commingled Fund.

     "Company" is defined in the preamble to this Tax Agreement.

     "Confirmation" means the Confirmation of Irrevocable Letter of Credit issued by JPMorgan Chase Bank, N.A.

     "Construction Fund" means the Construction Fund established pursuant to the Indenture.

     "Control" means the possession, directly or indirectly through others, of either of the following discretionary and non-ministerial rights or powers over another entity:

          (a) to approve and to remove without cause a controlling portion of the governing body of a Controlled Entity; or

          (b) to require the use of funds or assets of a Controlled Entity for any purpose.

     "Controlled Entity" means any entity or one of a group of entities that is subject to Control by a Controlling Entity or group of Controlling Entities.

     "Controlled Group" means a group of entities directly or indirectly subject to Control by the same entity or group of entities, including the entity that has the Control of the other entities.

     "Controlling Entity" means any entity or one of a group of entities directly or indirectly having Control of any entities or group of entities.

     "Costs of Issuance" means the costs of issuing the Bonds, including underwriter's discount or fees, legal fees, but not including the fees for the Credit Facility described in Section 5.8 hereof.

     "Credit Agreement" means the Credit Agreement dated as of September 1, 2006 among the Company, Renegy, LLC and Renegy Trucking LLC, as Borrowers, CoBank, ACB, as issuer of the Letter of Credit, CoBank, ACB, as Lead Arranger, Administrative Agent and Collateral Agent, and the financial institutions parties thereto, as Lenders.

     "Credit Facility" means, collectively the Letter of Credit and the Confirmation.

     "Credit Facility Provider" means, collectively, CoBank, ACB and JPMorgan Chase Bank, N.A.

     "De minimis Amount of Original Issue Discount or Premium" means (a) any original issue discount or premium that does not exceed two percent of the stated redemption price at maturity of the Bonds plus (b) any original issue premium that is attributable exclusively to reasonable underwriter's compensation.

     "External Commingled Fund" means a Commingled Fund in which the Issuer, the Company and all Related Persons to the Issuer and the Company, own, in the aggregate, not more than ten percent of the beneficial interests.

     "GIC" means (a) any investment that has specifically negotiated withdrawal or reinvestment provisions and a specifically negotiated interest rate and (b) any agreement to supply investments on two or more future dates (e.g., a forward supply contract).

     "Gross Proceeds" means amounts in the funds listed on Exhibit F hereto.

     "Indenture" means that certain indenture of trust pursuant to which the Bonds are being issued and identified in the preamble to this Tax Agreement.

     "Issuer" is defined in the preamble to this Tax Agreement.

     "Letter of Credit" means the irrevocable direct pay Letter of Credit issued by CoBank, ACB.

     "Loan Agreement" means the loan agreement identified in the preamble to this Tax Agreement.

     "Person" means any entity with standing to be sued or to sue, including any natural person, corporation, body politic, governmental unit, agency, authority, partnership, trust, estate, association, company, or group of any of the above.

     "Placed-in-Service" means the date on which, based on all facts and circumstances (a) a facility has reached a degree of completion that would permit its operation at substantially its design level and (b) the facility is, in fact, in operation at such level.

     "Preliminary Expenditures" means architectural, engineering, surveying, soil testing, Costs of Issuance and similar costs that were incurred prior to commencement of construction, rehabilitation or acquisition of the Project, but do not include any costs related to land acquisition, site preparation and similar costs incident to commencement of construction.

     "Project" means the acquisition, construction and installation of certain solid waste disposal facilities to be owned and operated by the Company as part of its electric generation facility in Navajo County, Arizona, as more fully described in the Project Certificate.

     "Project Certificate" means the Company's Project Certificate dated the date hereof and executed in connection with the issuance of the Bonds.

     "Purchaser" means the purchaser of the Bonds from the Issuer.

     "Qualified Tax Exempt Obligations" means (a) any obligation described in
Section 103(a) of the Code, the interest on which is excludable from gross income of the owner thereof for federal income tax purposes; (b) an interest in a regulated investment company to the extent that at least ninety-five percent of the income to the holder of the interest is interest which is excludable from gross income under Section 103 of the Code of any owner thereof for federal income tax purposes; and (c) certificates of indebtedness issued by the United States Treasury pursuant to the Demand Deposit State and Local Government Series program described in 31 C.F.R. part 344.

     "Rebate Fund" means the fund, if any, identified and defined in Section 4.2 herein.

     "Rebate Provisions" means the rebate requirements contained in Section 148(f) of the Code and in the Regulations.

     "Regulations" means United States Treasury Regulations dealing with the tax-exempt bond provisions of the Code.

     "Reimbursed Expenditures" means amounts, if any, used from Sale Proceeds and investment earnings thereon to reimburse the Company for an expenditure paid prior to Closing.

     "Reimbursement Allocation" means the act of allocating the amount of Sale Proceeds indicated on Exhibit A to reimburse Reimbursed Expenditures.

     "Related Person" means (i) in the case of the Issuer, any member of the same Controlled Group as the Issuer or (ii) in the case of the Company or the Credit Facility Provider, any person related to the Company or the Credit Facility Provider within the meaning of Section 144(a)(3) of the Code.

     "Sale Proceeds" means amounts actually or constructively received from the sale of the Bonds, including (a) amounts used to pay underwriters' discount or compensation and accrued interest, other than accrued interest for a period not greater than one year before Closing but only if it is to be paid within one year after Closing and (b) amounts derived from the sale of any right that is part of the terms of a Bond or is otherwise associated with a Bond (e.g., a redemption right).

     "Tax Agreement" means this Tax Exemption Certificate and Agreement.

     "Trustee" is defined in the preamble to this Tax Agreement.

     "Yield" means that discount rate which when used in computing the present value of all payments of principal and interest paid and to be paid on an obligation produces an amount equal to the obligation's purchase price (or in the case of the Bonds, the issue price as established in Section 5.1), including accrued interest. For purposes of computing the Yield on the Bonds and on investments, the same compounding interval (which must be an interval of not more than one year) and standard financial conventions (such as a 360-day year) must be used.

     "Yield Reduction Payment" means a rebate payment or any other amount paid to the United States in the same manner as rebate amounts are required to be paid or at such other time or in such manner as the Internal Revenue Service may prescribe that will be treated as a reduction in Yield of an investment under the Regulations.

                                    ARTICLE II

                             DESCRIPTION OF PROJECT

     Section 2.1. Purpose of the Bonds. The Bonds are being issued to finance the Project in a prudent manner consistent with the needs of the Company. Sale Proceeds of the Bonds will be provided to the Company pursuant to the Loan Agreement. A breakdown of the sources and uses of funds is attached as Exhibit A.

     Section 2.2. The Project -- Binding Commitment and Timing. The Company has incurred or will, within six months of the Closing, incur a substantial binding obligation (not subject to contingencies within the control of the Issuer, the Company or any Related Person to either of them) to a third party to expend at least five percent of the Sale Proceeds on the Project. It is expected that the work of acquiring and constructing the Project and the expenditure of amounts deposited into the Construction Fund will continue to proceed with due diligence through December 1, 2007, at which time it is anticipated that all Sale Proceeds and investment earnings thereon will have been spent.

     It is expected that the Sale Proceeds deposited into the Construction Fund, including investment earnings on the Construction Fund, will be spent to pay costs of the Project and interest on the Bonds in accordance with the estimated drawdown schedule contained in Exhibit B.

     Estimated total investment income as set forth in Exhibit A has been calculated on the basis of an expected overall investment rate as set forth therein on amounts in the Construction Fund, assuming that (a) the costs of the Project are drawn down in accordance with the schedule contained in Exhibit B and (b) Costs of Issuance will be drawn down during the three-month period after Closing. The foregoing assumptions represent the Issuer's and the Company's best estimate, as of this date, of the draw down schedules of and investment earnings on the Sale Proceeds.

     Section 2.3. Reimbursement. Except for Reimbursed Expenditures, as identified on Exhibit A, none of the Sale Proceeds or investment earnings thereon will be used to reimburse an expenditure paid prior to the date of Closing.

     The Issuer and the Company are making the Reimbursement Allocation to allocate a portion of the Sale Proceeds and investment earnings thereon to the Reimbursed Expenditures incurred in connection with the acquisition, construction and installation the Project and will, after such Reimbursement Allocation, treat such proceeds as being spent. In support of the Reimbursement Allocation, the Company represents, and the Issuer represents solely with respect to those items relating to the Issuer in (a) and
(d) below, as follows:

          (a) Except as described in (f) below, the Issuer declared an official intent to reimburse such expenditures not later than 60 days after the date such expenditures were paid. At the time the official intent described above was declared, the Company and the Issuer (based upon information supplied by the Company, upon which it was reasonable and prudent for the Issuer to rely) reasonably expected to reimburse the non-Preliminary Expenditures related thereto with the proceeds of a future borrowing. A copy of the declaration of such intent is attached hereto as Exhibit E. With respect to expenditures paid within the 60 day period ending on this date and with respect to which no declaration of intent was previously made, the Issuer hereby declares its intent to reimburse such expenditures as identified in Exhibit A and in the description of the Project contained herein. The Issuer and the Company hereby allocate Sale Proceeds in the amount indicated on Exhibit A to reimburse the Reimbursed Expenditures.

          (b) Except as described in (f) below, the Closing is within 18 months after the later of (i) the first date on which a Reimbursed Expenditure was paid or (ii) the first date on which the property relating to a Reimbursed Expenditure was Placed-in-Service or abandoned, but in no event more than three years after the first date on which a Reimbursed Expenditure was paid.

          (c) All Reimbursed Expenditures represent Capital Expenditures or Costs of Issuance.

          (d) The Issuer and the Company acknowledge that if within one year after Closing the Issuer or the Company deposits any money or other property into any fund or account (other than amounts deposited into a bona fide debt service fund) to pay principal of or interest on the Bonds or any other tax-exempt obligations in an amount corresponding to Gross Proceeds used to reimburse a Reimbursed Expenditure (unless such money or other property constitutes proceeds of a borrowing by the Issuer or the Company), it may adversely affect the tax-exempt status of the Bonds. The Issuer and the Company further acknowledge that in the Indenture and Loan Agreement, respectively, they have covenanted not to take any action that would cause interest on the Bonds to become includable in the gross income of the holders thereof for federal income tax purposes.

          (e) No Reimbursement Allocation will employ any action (i) that results in the Issuer issuing more Bonds, issuing Bonds earlier, or allowing Bonds to remain outstanding longer than is reasonably necessary to accomplish the governmental purposes of the Bonds, based upon all of the facts and circumstances or (ii) that avoids the restrictions of Sections 142 through 147 of the Code.

          (f) The restrictions in (a) and (b) above do not apply to (i) an amount of Preliminary Expenditures that does not exceed 20% of the Sale Proceeds being used to finance the portion of the Project with respect to which the Preliminary Expenditures were incurred, (ii) Costs of Issuance or (iii) an amount not in excess of the lesser of $100,000 or five percent of the Sale Proceeds.

     Section 2.4. Investment of Bond Proceeds. Not more than 50% of the Sale Proceeds and investment earnings thereon are or will be invested in investments (other than Qualified Tax Exempt Obligations) having a Yield that is substantially guaranteed for four years or more. No portion of the Bonds is being issued solely for the purpose of investing a portion of Sale Proceeds or investment earnings thereon at a Yield higher than the Yield on the Bonds.

     Section 2.5. No Grants. None of the Sale Proceeds or investment earnings thereon will be used to make grants to any person.

     Section 2.6. Hedges. (a) The Company has entered into an Interest Rate Exchange Agreement with CoBank, ACB (the "Swap") with respect to the Bonds. Attached as Exhibit I is the confirmation for the Swap, which describes the terms of the Swap. The Issuer hereby identifies the Swap on its books and records for the Bonds, and the date hereof is no more than three days after the date the terms of the Swap were agreed to. The Issuer has directed that the Swap be included in the closing transcript for the Bonds and will retain this identification and copies of the Swap with its books and records maintained with respect to the Bonds, and the existence of the Swap will be noted on the first form relating to the Bonds that is filed with the Internal Revenue Service. The interest rate to be paid by the Corporation under the Swap is a fixed rate. The notional principal amount for each period of time under the Swap will be no more than the principal amount of the Bonds scheduled to be outstanding under the Indenture at such times. No portion of one party's payments under the Swap relates to a conditional or unconditional obligation by the other party to make a payment on a different date, and they do not require any up-front payment or other non-periodic payments. The counterparty on the Swap is not paying any broker's or bidding agent fees. The Swap has been entered into between the Corporation, which is the conduit borrower of the proceeds of the Bonds, and a party that is not related to the Issuer or the Corporation. The Swap covers all or part of the Bonds. Without regard to the Swap, the Bonds would be variable rate bonds. The payments received by the Corporation under the Swap correspond closely in time to the dates interest payments must be made on the Bonds. Payments to be made to the counterparty by the Corporation under the Swap are reasonably expected to be paid from the same source of funds that, absent the Swap, would be reasonably expected to be used to pay principal and interest on the Bonds. Based on the foregoing, the Swap will constitute a qualified hedge under Section 1.148-4(h) of the Regulations. Therefore, in determining Bond Yield, the Corporation's payments and receipts under the Swap are taken into account, together with the actual payments on the Bonds.

     (b) Neither the Company, the Issuer nor any Related Person to either of them has entered into or expects to enter into any hedge (e.g., an interest rate swap, interest rate cap, futures contract, forward contract or an option) directly related to the Bonds, except for the Swap. The Company and the Issuer acknowledge that any such other hedge could affect, among other things, the calculation of Bond Yield under the Regulations. The Internal Revenue Service could recalculate Bond Yield if the failure to account for any such hedge fails to clearly reflect the economic substance of the transaction.

     The Company and the Issuer also acknowledge that if they acquire a hedging contract with an investment element (including e.g. an off-market swap agreement, or any cap agreement for which all or a portion of the premium is paid at, or before the effective date of the cap agreement), then a portion of such hedging contract may be treated as an investment of Gross Proceeds of the Bonds, and be subject to the fair market purchase price rules, rebate and yield restriction. The Company and the Issuer agree not to use proceeds of the Bonds to pay for any such hedging contract in whole or in part. The Company and the Issuer also agree that they will not give any assurances to any Bond holder, the Credit Facility Provider, or any other credit or liquidity enhancer with respect to the Bonds that any such hedging contract will be entered into or maintained. The Company and the Issuer recognize that if a portion of a hedging contract is determined to be an investment of gross proceeds, such portion may not be fairly priced even if the hedging contract as a whole is fairly priced.

     Section 2.7. Payments to Related Persons. None of the Sale Proceeds or investment earnings thereon will be paid to the Issuer, the Company or any Related Person to the Issuer or the Company, except for reimbursements to the Company for amounts paid to persons other than the Issuer, the Company or any Related Person to the Issuer or the Company, and the Issuer's fee described in
Section 5.5 of this Tax Agreement.

     Section 2.8. Internal Revenue Service Audits. The Issuer represents that the Internal Revenue Service has not contacted the Issuer regarding any obligation issued by the Issuer for the benefit of the Company. The Company represents that it has not been contacted by the Internal Revenue Service or any issuer of bonds regarding any examination of any tax exempt bonds issued for the benefit of the Company. To the best of the knowledge of the Company, no bonds issued as tax exempt bonds for the benefit of the Company are or have been under examination by the Internal Revenue Service.

                                   ARTICLE III

                      USE OF PROCEEDS; DESCRIPTION OR FUNDS

     Section 3.1. Use of Proceeds. (a) Exhibit A describes the use of the Sale Proceeds and investment earnings thereon and Exhibit F describes the funds held under the Indenture or the Credit Agreement at the time of Closing. No Sale Proceeds will be used to prepay for goods or services to be received over a period of years prior to the date such goods or services are to be received, except for any payment to the Credit Facility Provider. No Sale Proceeds or any investment earnings thereon will be used to pay for or otherwise acquire goods or services from an Affiliated Person.

     (b) As shown on Exhibit A, only the following fund or account will be funded at Closing: the Construction Fund. Other than the foregoing fund, the only other funds or accounts created under the Indenture are the Bond Fund and the Bond Purchase Fund. No amounts, regardless of the source, are being deposited into the Bond Fund or the Bond Purchase Fund at Closing. The following funds and accounts are created under the Credit Agreement: the

Construction Account, the Revenue Account, the Debt Service Reserve Account and the Major Maintenance Account.

     (c) Principal of, premium, if any, and interest on the Bonds will be paid from the Bond Fund.

     (d) Costs of Issuance in an amount not exceeding two percent of the face amount of the Bonds, because the Bonds have a De Minimis Amount of Original Issue Discount or Premium, incurred in connection with the Bonds will be paid from the Construction Fund. Any other Costs of Issuance will be paid by the Company from a source other than tax-exempt financing.

     (e) The costs of the Project will be paid from the Construction Fund and no other moneys (except for investment earnings on amounts in the Construction
Fund) are expected to be deposited therein.

     (f) Money received from the sale of tendered Bonds, from drawings under the Credit Facility to pay the purchase price of tendered Bonds or from moneys received from the Company to pay the purchase price of tendered Bonds shall be deposited in the Bond Purchase Fund and then paid to the former owners of tendered Bonds. No such amounts will be used to pay principal, whether at maturity, redemption, acceleration or otherwise, or interest on the Bonds.

     (g) Payments made by the Company under the Loan Agreement will be deposited in the Bond Fund, when received by the Trustee, to be used to pay principal of, premium, if any, and interest on the Bonds, as provided in the Indenture.

     (h) Earnings on investment of moneys in the Bond Fund and the Construction Fund are credited to such funds as provided in the Indenture. Earnings on investments of moneys in the Bond Purchase Fund shall be credited to the Bond Purchase Fund.

     Section 3.2. Purpose of Bond Fund. The Bond Fund and the portion of the Revenue Account expected to be used for debt service on the Bonds will be used primarily to achieve a proper matching of revenues and earnings with principal, premium, if any, and interest payments on the Bonds in each bond year. It is expected that the Bond Fund and such portion of the Revenue Account will be depleted at least once a year, except for a reasonable carry over amount not to exceed the greater of (a) the earnings on the investment of moneys in the Bond Fund and such portion of the Revenue Account for the immediately preceding bond year or (b) l/12th of the principal and interest payments on the Bonds for the immediately preceding bond year.

     Section 3.3. Purpose of Debt Service Reserve Account. The Company and the Issuer represent that the Debt Service Reserve Account created under the Credit Agreement is required in connection with the issuance of the Bonds, based on the certificate of the Purchaser set forth as Exhibit C attached hereto and the certificate of the Credit Facility Provider set forth as Exhibit H attached hereto. The Company and the Issuer have no reason to believe that the representations made in each such certificate are untrue or incorrect.

     Section 3.4. Credit Agreement Accounts. None of the Credit Agreement Accounts will contain any Sale Proceeds or any investment earnings thereon. Except for amounts in the portion of the Revenue Account expected to be used for debt service on the Bonds no amounts in any of such accounts are expected to be used to pay debt service on the Bonds or to reimburse the Credit Facility Provider for such payments. Except for (i) the portion of the Revenue Account expected to be used for debt service on the Bonds and (ii) the Debt Service Reserve Account amounts in such accounts are available for uses other than the payment of debt service on the Bonds or to reimburse the Credit Facility Provider for such payments, and there are no assurances that such amounts would be available to pay principal or interest on the Bonds or the obligations under the Credit Facility or any other credit enhancement or liquidity device with respect to the Bonds, even if the Issuer, the Company or any Related Person to either of them encounters financial difficulties.

     Section 3.5. No Other Gross Proceeds. (a) Except as identified on Exhibit F hereto, and except for the Credit Facility, after the issuance of the Bonds, neither the Issuer, the Company nor any Related Person to either of them has or will have any property, including cash, securities, or any other property held as a passive vehicle for the production of income or for investment purposes, that constitutes:

          (i) Sale Proceeds;

          (ii) amounts in any fund and account with respect to the Bonds (other than the Rebate Fund and amounts in the accounts described in Section 3.4 of this Tax Agreement);

          (iii) amounts that have a sufficiently direct nexus to the Bonds or to the governmental purpose of the Bonds to conclude that the amounts would have been used for that governmental purpose if the Bonds were not used or to be used for that governmental purpose (the mere availability or preliminary earmarking of such amounts for a governmental purpose, however, does not itself establish such a sufficient nexus);

          (iv) amounts in a debt service fund, redemption fund, reserve fund, replacement fund or any similar fund to the extent reasonably expected to be used directly or indirectly to pay principal of, premium, if any, or interest on the Bonds or any amounts for which there is provided, directly or indirectly, a reasonable assurance that the amount will be available to pay principal of, premium, if any, or interest on the Bonds, or obligations under the Credit Facility or any other credit enhancement or liquidity device with respect to the Bonds, even if the Issuer, the Company or any Related Person to either of them encounters financial difficulties;

          (v) any amounts held pursuant to any agreement (such as an agreement to maintain certain levels of types of assets) made for the benefit of the owners of the Bonds, the Credit Facility Provider or any other credit enhancement provider, including any liquidity device or negative pledge (any amount pledged to pay principal of or interest on an issue held under an agreement to maintain the amount at a particular level for the direct or indirect benefit of Owners or a guarantor of the Bonds); or

          (vi) amounts actually or constructively received from the investment and reinvestment of the amounts described in (i) or (ii) above.

     (b) No compensating balance, liquidity account, negative pledge of property held for investment purposes or similar arrangement exists with respect to, in any way, the Bonds, the Loan Agreement, the Credit Facility or any other credit enhancement or liquidity device related to the Bonds.

     (c) The term of the Bonds is not longer than is reasonably necessary for the governmental purposes of the Bonds because the weighted average maturity of the Bonds does not exceed 120 percent of the average reasonably expected economic life of the Project as evidenced in the Project Certificate.

                                   ARTICLE IV

             ARBITRAGE REBATE; RECORD KEEPING; INVESTMENT DIRECTION

     Section 4.1. Compliance with Rebate Provisions. The Issuer and the Company covenant to take such actions and make, or cause to be made, all calculations, transfers and payments that may be necessary to comply with the Rebate Provisions applicable to the Bonds. The Issuer and the Company will make, or cause to be made, rebate payments with respect to the Bonds in accordance with law. The Issuer shall be obligated to make such payments only out of amounts available under the Indenture or otherwise provided by the Company. Bond Counsel has provided a memorandum attached hereto as Exhibit D concerning the principles set forth in the Regulations regarding rebate.

     Section 4.2. Rebate Fund. The Issuer hereby creates with the Trustee a special fund to be known as "The Industrial Development Authority of the City of Show Low, Arizona Solid Waste Disposal Revenue Bonds (Snowflake White Mountain Power, LLC Project) Series 2006 - Rebate Fund" (the "Rebate Fund"), which shall be continuously held, invested, expended and accounted for in accordance with the Indenture and this Tax Agreement. Moneys in the Rebate Fund shall not be considered moneys held for the benefit of the Owners. Except as provided in the Regulations, moneys in the Rebate Fund (including earnings and deposits therein) shall be held in trust for payment to the United States as required by the Rebate Provisions and by the Regulations and as contemplated under the provisions of this Tax Agreement.

     In addition to the amounts provided in this Tax Agreement, the Company hereby agrees to pay to the Trustee for deposit in the Rebate Fund for payment to the United States any amount which under the Regulations must be deposited in the Rebate Fund for payment to the United States with respect to the Bonds, but which is not available under the Indenture for transfer to the Rebate Fund for payment to the United States.

     Section 4.3. Records. The Trustee (with respect to amounts held under the Indenture) and the Company agree to keep and retain or cause to be kept and retained until six years after the Bonds are paid in full adequate records with respect to the investment of all Gross Proceeds and amounts in the Rebate Fund. Such records shall include:

          (a) purchase price;

          (b) purchase date;

          (c) type of investment;

          (d) accrued interest paid;

          (e) interest rate;

          (f) principal amount;

          (g) maturity date;

          (h) interest payment date;

          (i) date of liquidation; and

          (j) receipt upon liquidation.

If any investment becomes Gross Proceeds on a date other than the date such investment is purchased, the records required to be kept shall include the fair market value of such investment on the date it becomes Gross Proceeds. If any investment is retained after the date the last Bond is retired, the records required to be kept shall include the fair market value of such investment on the date the last Bond is retired. Amounts or investments will be segregated whenever necessary to maintain these records.

     Section 4.4. Prohibited Payments; Certificates of Deposit and Investment Agreements. The Company will direct the Trustee in writing to continuously invest all amounts on deposit in the Rebate Fund, together with the amounts, if any, to be transferred to the Rebate Fund, in any investment permitted under this Tax Agreement and the Indenture. In directing the Trustee with respect to such investments, the Company shall take into account prudent investment standards and the date on which such moneys may be needed. Except as provided in the next sentence, all amounts that constitute Gross Proceeds and all amounts in the Rebate Fund shall be invested at all times to the greatest extent practicable, and no amounts may be held as cash or be invested in zero yield investments other than obligations of the United States purchased directly from the United States. In the event moneys cannot be invested, other than as provided in this sentence due to the denomination, price or availability of investments, the amounts shall be invested in an interest bearing deposit of a bank with a yield not less than that paid to the general public or held uninvested to the minimum extent necessary.

     Gross Proceeds and any amounts in the Rebate Fund that are invested in certificates of deposit or in GICs shall be invested only in accordance with the following provisions:

          (a) Investments in certificates of deposit of banks or savings and loan associations that have a fixed interest rate, fixed payment schedules and substantial penalties for early withdrawal shall be made only if either
     (i) the Yield on the certificate
of deposit (A) is not less than the Yield on reasonably comparable direct obligations of the United States and (B) is not less than the highest Yield that is published or posted by the provider to be currently available from the provider on reasonably comparable certificates of deposit offered to the public or (ii) the investment is an investment in a GIC and qualifies under paragraph
(b) below.

          (b) Investments in GICs shall be made only if:

               (i) the bid specifications are in writing, include all material terms of the bid and are timely forwarded to potential providers (a term is material if it may directly or indirectly affect the yield on the GIC);

               (ii) the terms of the bid specifications are commercially reasonable (a term is commercially reasonable if there is a legitimate business purpose for the term other than to reduce the yield on the
          GIC);

               (iii) all bidders for the GIC have equal opportunity to bid so that, for example, no bidder is given the opportunity to review other bids (a last look) before bidding;

               (iv) any agent used to conduct the bidding for the GIC does not bid to provide the GIC;

               (v) at least three of the providers solicited for bids for the GIC are reasonably competitive providers of investments of the type purchased (i.e., providers that have established industry reputations as competitive providers of the type of investments being purchased);

               (vi) at least three of the entities that submit a bid do not have a financial interest in the Bonds;

               (vii) at least one of the entities that provided a bid is a reasonably competitive provider that does not have a financial interest in the Bonds;

               (viii) the bid specifications include a statement notifying potential providers that submission of a bid is a representation that the potential provider did not consult with any other provider about its bid, that the bid was determined without regard to any other formal or informal agreement that the potential provider has with the Company or any other person (whether or not in connection with the Bonds) and that the bid is not being submitted solely as a courtesy to the Company or any other person for purposes of satisfying the federal income tax requirements relating to the bidding for the GIC;

               (ix) the determination of the terms of the GIC takes into account the reasonably expected deposit and drawdown schedule for the amounts to be invested;

               (x) the highest-yielding GIC for which a qualifying bid is made (determined net of broker's fees) is in fact purchased; and

               (xi) the obligor on the GIC certifies the administrative costs that it is paying or expects to pay to third parties in connection with the GIC.

          (c) If a GIC is purchased, the Company will retain the following records with its bond documents until three years after the Bonds are redeemed in their entirety:

               (i) a copy of the GIC;

               (ii) the receipt or other record of the amount actually paid for the GIC, including a record of any administrative costs paid, and the certification under paragraph (b)(xi) of this section;

               (iii) for each bid that is submitted, the name of the person and entity submitting the bid, the time and date of the bid, and the bid results; and

               (iv) the bid solicitation form and, if the terms of the GIC deviated from the bid solicitation form or a submitted bid is modified, a brief statement explaining the deviation and stating the purpose for the deviation.

     Moneys to be rebated to the United States shall be invested to mature on or prior to the anticipated rebate payment date. All investments made with Gross Proceeds or amounts in the Rebate Fund shall be bought and sold at fair market value. The fair market value of an investment is the price at which a willing buyer would purchase the investment from a willing seller in a bona fide, arm's length transaction. Except for investments specifically described in this section and United States Treasury obligations that are purchased directly from the United States Treasury, only investments that are traded on an established securities market, within the meaning of regulations promulgated under Section 1273 of the Code, will be purchased with Gross Proceeds. In general, an "established securities market" includes: (i) property that is listed on a national securities exchange, an interdealer quotation system or certain foreign exchanges; (ii) property that is traded on a Commodities Futures Trading Commission designated board of trade or an interbank market; (iii) property that appears on a quotation medium; and (iv) property for which price quotations are readily available from dealers and brokers. A debt instrument is not treated as traded on an established market solely because it is convertible into property which is so traded.

     The Company agrees that an investment of Gross Proceeds in an External Commingled Fund shall be made only to the extent that such investment is made without an intent to reduce the amount to be rebated to the United States Government or to create a smaller profit or a larger loss than would have resulted if the transaction had been at arm's length and had the rebate or Yield restriction requirements not been relevant. An investment of Gross Proceeds shall be made in a Commingled Fund other than an External Commingled Fund only if the investments made by such Commingled Fund satisfy the provisions of this
Section 4.4.

     A single investment, or multiple investment awarded to a provider based on a single bid may not be used for funds subject to different rules relating to rebate or yield restrictions.

     The foregoing provisions of this Section 4.4 satisfy various safe harbors set forth in the Regulations relating to the valuation of certain types of investments. The safe harbor provisions of this Section 4.4 are contained herein for the protection of the Company, who has covenanted not to take any action to adversely affect the tax-exempt status of the interest on the Bonds. The Company will contact Bond Counsel if it does not wish to comply with the provisions of this Section 4.4 and forego the protection provided by the safe harbors provided herein. Modifications to this Tax Agreement can be made in accordance with
Section 6.7 hereof.

     Section 4.5. Arbitrage Elections. No elections with respect to arbitrage are being made on the date hereof.

     Section 4.6. Arbitrage Rebate Consultant. The Company shall, within 14 days prior to the end of each fifth Bond Year and within 14 days prior to the payment in full of all Bonds, retain a Arbitrage Rebate Consultant to calculate and furnish to the Trustee in writing the amount of accrued arbitrage rebate liability as of the end of that fifth Bond Year or the date of such payment in full. The costs and all expenses of the Arbitrage Rebate Consultant are the sole responsibility of the Company. Notwithstanding the foregoing, such calculations shall not be required to be made if the Arbitrage Rebate Consultant or the Bond Counsel delivers an opinion to the Issuer, the Company and the Trustee to the effect that the calculations described in this Section 4.6 are no longer required.

     The Company agrees to maintain and furnish the Arbitrage Rebate Consultant with all such information and data as the Arbitrage Rebate Consultant shall reasonably require to make the calculations described in this Section within 45 days after the Arbitrage Rebate Consultant is retained by the Company. The Trustee shall notify the Company and the Issuer in writing of the amount then on deposit in the Rebate Fund. If the amount then on deposit in the Rebate Fund is calculated to be in excess of the accrued arbitrage rebate liability, then the Trustee shall forthwith pay that excess amount to the Company upon written request. If the amount then on deposit in the Rebate Fund is calculated to be less than the accrued arbitrage rebate liability, then the Company shall, within ten days after receipt of the aforesaid notice from the Trustee, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the accrued arbitrage rebate liability. With 60 days after the end of the fifth Bond Year and every fifth Bond Year thereafter, the Trustee, acting at the written direction of and on behalf of the Issuer and the Company, shall pay to the United States of America in accordance with the written instructions of the Company from moneys then on deposit in the Rebate Fund the amount set forth in such written instructions. Within 60 days after the payment in full of all Outstanding Bonds, the Trustee shall pay to the United States of America in accordance with the written instructions of the Company from the moneys then on deposit in the Rebate Fund the amount set forth in such written instructions and any moneys remaining in the Rebate Fund following such payment shall be paid to the Company upon written request.

     The Trustee and the Issuer shall be entitled conclusively to rely on the calculations and directions of the Arbitrage Rebate Consultant made pursuant to this Section and shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in reliance upon those calculations and directions.

     The Trustee shall maintain a record of any investments of gross proceeds of the Bonds held by the Trustee, including without limitation investments of amounts held in the Bond Fund and the Project Fund, as described in Section 4.3.

     The Trustee shall keep such records of the computations made pursuant to this Section that are provided to it. Notwithstanding the foregoing, the Trustee shall keep such records at least until six years following the final payment or maturity of all Bonds.

                                    ARTICLE V

                        YIELD AND INVESTMENT LIMITATIONS

     Section 5.1. Issue Price. The Purchaser has certified, inter alia, in the Certificate of the Purchaser set forth as Exhibit C, which is attached hereto, that the first offering price at which it sold at least 10% of the Bonds is 100% of the principal amount thereof, there being no accrued interest.

     Section 5.2. Yield Limits. Except as provided in paragraphs (a), (b) and
(c), all Gross Proceeds shall be invested at market prices and at a Yield (after taking into account any Yield Reduction Payments) not in excess of the Yield on the Bonds, plus, if only amounts in the Construction Fund are subject to this Yield limitation, 1/8th of one percent.

     The following may be invested without Yield restriction:

     (a)

          (i) amounts on deposit in the Bond Fund and the portion of the Revenue Account expected to be used for debt service on the Bonds that have not been on deposit under the Indenture for more than 13 months, so long as they continue to qualify as a bona fide debt service fund as described in
     Section 3.2 hereof; and

          (ii) amounts on deposit in the Construction Fund prior to the earlier of three years after Closing or the completion (or abandonment) of the Project;

     (b)

          (i) amounts invested in Qualified Tax Exempt Obligations (to the extent permitted by the Indenture);

          (ii) amounts in the Rebate Fund;

          (iii) all amounts other than Sale Proceeds for the first 30 days after they become Gross Proceeds;

          (iv) all amounts derived from the investment of Sale Proceeds and investment earnings thereon for a period of one year after the date received; and

          (v) an amount not to exceed the lesser of $100,000 or five percent of the Sales Proceeds.

     (c) The amount on deposit in the Debt Service Reserve Account created under the Credit Agreement, to the extent allocable to the Bonds under the Regulations, may be invested without regard to Yield restriction to the extent it does not exceed the least of the amounts computed pursuant to (i), (ii),
(iii) or (iv) below:

          (i) 100% of the maximum annual debt service on the Bonds;

          (ii) 125% of the average annual debt service on the Bonds;

          (iii) ten percent of the stated principal amount of the Bonds (because overall the Bonds have a De minimis Amount of Original Issue Discount or Premium);

          (iv) the amount required to be held in the Debt Service Reserve Account by the Credit Agreement, which is the amount required by the Credit Facility Provider to issue the Credit Facility as certified in Exhibit H.

     Section 5.3. Continuing Nature of Yield Limits. Except as provided in
Section 6.7, once moneys are subject to the Yield limits of Section 5.2 hereof, such moneys remain Yield restricted until they cease to be Gross Proceeds.

     Section 5.4. Yield on the Loan Agreement. Payments of repayment installments under the Loan Agreement will be due on not later than the day and in the same amount as payments are due on the Bonds. The earnings and profits of any temporary investments of amounts held under the Indenture, if any, will accrue to the Company, not to the Issuer.

     Section 5.5. Other Payments Relating to the Bonds. Except for (a) the payments under the Loan Agreement as described above, (b) costs of issuance relating to the Bonds, including the Purchaser's compensation, (c) fees and expenses of the Trustee, and (d) fees of the Credit Facility Provider, no consideration, in cash or in kind, is being or will be paid by any person to any person in connection with or relating to issuing, carrying or redeeming the Bonds or issuing, carrying or repaying the Company's obligations under the Loan Agreement. The Issuer is receiving no fee with respect to the Bonds.

     Section 5.6. Federal Guarantees. Except for investments meeting the requirements of Sections 5.2(a) and (c) hereof, investments of Gross Proceeds shall not be made in (a) investments constituting obligations of or guaranteed, directly or indirectly, by the United States (except obligations of the United States Treasury or investments in obligations issued pursuant to Section 21B(d)(3) of the Federal Home Loan Bank Act, as amended (e.g., Refcorp Strips)); or (b) federally insured deposits or accounts (as defined in Section 149(b)(4)(B) of the Code). Except as otherwise permitted by this Section, no portion of the payment of principal or interest on the Bonds, the Credit Facility or any other credit enhancement or liquidity device relating to the foregoing is or will be guaranteed, directly or indirectly (in whole or in part), by the United States (or any agency or instrumentality thereof), including a lease, incentive payment, research or output contract or any similar arrangement, agreement or understanding with the United States or any agency or instrumentality thereof. No portion of the Gross Proceeds has been or will be used to make loans the payment of principal or interest with respect to which is or will be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof). Neither this
Section 5.6 nor Section 5.7 applies to any guarantee by the Federal Housing Administration, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Student Loan Marketing Association or the Bonneville Power Administration pursuant to the Northwest Power Act (16 U.S.C. 839d) as in effect on the date of enactment of the Tax Reform Act of 1984.

     Section 5.7. Investments After the Expiration of Temporary Periods, Etc. After the expiration of the temporary period set forth in Section 5.2(a), amounts in the Project Fund may not be invested in (i) federally insured deposits or accounts (as defined in Section 149(b)(4)(B) of the Code) or (ii) investments constituting obligations of or guaranteed, directly or indirectly, by the United States (except obligations of the United States Treasury or investments in obligations issued pursuant to Section 21B(d)(3) of the Federal Home Loan Bank Act, as amended (e.g., Refcorp Strips). Any other amounts that are subject to the yield limitation in Section 5.2 because Section 5.2(a) is not applicable and amounts not subject to yield restriction only because they are described in Section 5.2(b), are also subject to the limitation set forth in the preceding sentence.

     Section 5.8. Treatment of Certain Credit Facility Fees. The Bonds are secured by the Letter of Credit and by the Confirmation. Neither the Issuer nor the Company nor any Related Person to either of them is a Related Person as defined in Section 144(a)(3) of the Code to either Credit Facility Provider. Other than the fees paid to the Credit Facility Provider, neither of the Credit Facility Providers nor any person who is a Related Person to a Credit Facility Provider within the meaning of Section 144(a)(3) of the Code will use any Sale Proceeds or investment earnings thereon. The Company certifies that the fees paid and to be paid for the Credit Facility do not exceed a reasonable arm's length charge for the transfer of credit risk. The Company does not expect that either Credit Facility Provider will make any payments under the Credit Facility other than payments for which the Credit Facility Provider will be immediately reimbursed. Based upon representations made in the Certificates of the Credit Facility Providers set forth as or referenced in Exhibit H attached hereto, which the Company and the Issuer have no reason to believe are untrue, the fees for the Credit Facility do not include any payment for any direct or indirect services other than the transfer of credit risk.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1. Project Certificate; Certain Tax Consequences, (a) The Company covenants that it will take all actions within its control that may be necessary to cause all representations and covenants in the Project Certificate with respect to future events to be true.

     (b) The Company acknowledges that, because interest on the Bonds is excludible from gross income for federal income tax purposes, certain consequences and special rules may result to the Company with respect to federal income taxation of the Company. These consequences may include the required use of the alternative depreciation system for tax-exempt bond financed property under Section 168(g)(5) of the Code and the loss of the deductibility of interest paid with respect to the Bonds upon a "change in use" under Section 150(b) of the Code. The Company acknowledges that Chapman and Cutler LLP was not retained to advise and has no responsibility to advise the Company with respect to any of such consequences. The Company will consult with its own tax advisors with respect to such matters.

     Section 6.2. Termination; Interest of Issuer in Rebate Fund. This Tax Agreement shall terminate at the later of (a) 75 days after the Bonds have been fully paid and retired or (b) the date on which all amounts remaining on deposit in the Rebate Fund, if any, shall have been paid to or upon the order of the United States and any other payments required to satisfy the Rebate Provisions of the Code have been made to the United States. Notwithstanding the foregoing, the provisions of Section 4.3 hereof shall not terminate until the sixth anniversary of the date the Bonds are fully paid and retired, and Sections 4.4(c) and 6.12 hereof shall not terminate until the third anniversary of the date the Bonds are fully paid and retired.

     Section 6.3. U.S. Form 8038. The information contained in the Information Return for Tax-Exempt Private Activity Bond Issues, Form 8038 attached hereto as Exhibit G, is true and complete. The Issuer will file Form 8038 (and all other required information reporting forms) in a timely manner after their preparation by Bond Counsel.

     Section 6.4. Common Plan of Financing. During the period commencing on August 15, 2006 and ending on October 1, 2006, no obligations issued by or on behalf of a state or political subdivision that are reasonably expected to be paid out of substantially the same source of funds as the Bonds have been or will be sold, except for the Bonds.

     Section 6.5. No Sale of the Project. Neither the Project nor any portion thereof has been, is expected to be or will be sold or otherwise disposed of in whole or in part prior to the last maturity date of the Bonds, other than personal property that may be disposed of upon becoming obsolete, either for no compensation or exclusively for cash. If any such personal property is disposed of exclusively for cash, such cash will be spent within six months of the disposition to acquire replacement property that will be used for sewage and solid waste disposal purposes meeting all requirements of the Project Certificate.

     Section 6.6. Future Events. The Issuer, the Trustee and the Company acknowledge that any changes in facts or expectations from those set forth herein may result in different Yield restrictions or rebate requirements from those set forth herein and in the memorandum of Bond Counsel attached hereto as Exhibit D and agree to promptly contact Bond Counsel if such changes do occur.

     Section 6.7. Permitted Changes; Opinion of Bond Counsel. The Yield restrictions contained in Section 5.2 or any other restriction or covenant contained herein need not be observed or may be changed if such nonobservance or change will not result in the loss of any exemption for the purpose of federal income taxation to which interest on the Bonds is otherwise entitled and the Issuer, the Company and the Trustee receive an opinion of Bond Counsel to such effect. Unless the Company otherwise directs, such opinion shall be in such form and contain such disclosures and disclaimers as may be required so that such opinion will not be treated as a covered opinion or a state or local bond opinion for purposes of Treasury Department regulations governing practice before the Internal Revenue Service (Circular 230) 31 CFR Part 10.

     Section 6.8. Public Approval. The Issuer represents that a notice of public hearing (the "Notice") was published in one or more newspapers of general circulation throughout the Issuer's jurisdiction (including in the location of the Project). At least fourteen days after the publication of the Notice a public hearing (the "Public Hearing") was held at the time and place specified in the Notice. The Public Hearing provided a reasonable opportunity for interested individuals to express their views, both orally and in writing, on the Bonds and the location and nature of the Project. After the Public Hearing, the issuance of the Bonds was approved by the City Council of the City of Show Low, Arizona and by the Board of Supervisors of Navajo County, Arizona. The Company represents that the Project is and will be located at the location set forth in the Notice, which is within the jurisdiction of the Issuer, and is and will be as described in the Notice. The following items relating to the approval of the Bonds are contained elsewhere in the transcript of the issuance of the
Bonds:

                       DESCRIPTION                      TRANSCRIPT
                       -----------                      ----------
(i)     Minutes of the Public Hearing                    Item 2.1

(ii)    Publisher's Affidavit (including the form
        of "Notice of Public Hearing")                   Item 2.1

(iii)   Approvals                                   Items 2.4 and 2.5

     Section 6.9. Volume Cap. The Issuer represents that the Issuer has obtained an allocation of Arizona volume cap available under Section 146 of the Code, valid under applicable Arizona law, greater than or equal to the issue price of the Bonds, which the Issuer has irrevocably allocated to the Bonds. Evidence of this allocation is contained in item 2.1 of the transcript for the issuance of the Bonds.

     Section 6.10. Registered Form. The Issuer and the Company each recognize that Section 149(a) of the Code requires the Bonds to be issued and to remain in fully registered form in order that interest thereon be exempt from federal income taxation under laws in force at the time the Bonds are delivered. In this connection, the Issuer and the Company each agree that it will not take any action to permit the Bonds to be issued in, or converted into, bearer or coupon form.

     Section 6.11. Records. The Issuer, the Trustee and the Corporation will each maintain sufficient records to demonstrate compliance with all covenants set forth herein, to support the continued exclusion of interest paid on the Bonds from federal income taxation and to show that all tax returns related to the Bonds submitted or required to be submitted to the Internal Revenue

Service are correct and timely filed. Such records shall include but are not limited to: basic records relating to the Bond transaction (including this Tax Agreement, the Resolution, the Indenture and the Bond Counsel opinion); documentation evidencing the expenditure of Bond proceeds; documentation evidencing the use of Bond-financed property by public and private entities (including, copies of leases, management contracts and research agreements); documentation evidencing all sources of payment or security for the Bonds; and documentation pertaining to any investment of Bond proceeds (including the information required under Section 4.3 and Section 4.4 hereof and in particular information related to the purchase and sale of securities, SLGS subscriptions, yield calculations for each class of investments if any, actual investment income received from the investment of proceeds, guaranteed investment contracts and documentation of any bidding procedure related thereto and any fees paid for the acquisition or management of investments and any rebate calculations). Such records shall be kept for at least as long as the Bonds are outstanding, plus the period ending three years after the latest of the final payment date of the Bonds or the final payment date of any obligations or series of obligations issued to refund directly or indirectly all or any portion of the Bonds or for such longer period as may be required by this Tax Agreement.

     Section 6.12. Severability. If any clause, provision or section of this Tax Agreement is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, sections or provisions hereof.

     Section 6.13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 6.14. Notices. All written notices, demands, communications and requests which may or are required to be given hereunder or by any party hereto shall be deemed given when the same shall have been given to the party or parties at the addresses and by the methods set forth in the Indenture.

     Section 6.15. Successors and Assigns. The terms, provisions, covenants and conditions of this Tax Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties to this Tax Agreement.

     Section 6.16. Headings. The headings of this Tax Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Tax Agreement.

     Section 6.17. Governing Law. This Tax Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

     Section 6.18. Expectations. The Issuer and the Company have reviewed the facts, estimates and circumstances presented by the Company and other persons in existence on the date of issuance of the Bonds. Such facts, estimates and circumstances, together with the expectations of the Issuer (which expectations are based solely upon the representations of the Company) and of the Company as to future events, are set forth in summary form in this Tax Agreement. Such facts and estimates are true and are not incomplete in any material respect. On the basis of the facts and estimates contained herein and in the Project Certificate, the Issuer and the Company have adopted the expectations contained herein. On the basis of such facts, estimates, circumstances and expectations, it is not expected that Sale Proceeds, investment earnings thereon or any other moneys or property will be used in a manner that will cause the Bonds to be arbitrage bonds within the meaning of the Rebate Provisions and the Regulations. Such expectations are reasonable and there are no other facts, estimates and circumstances that would materially change such expectations. To the extent the Issuer is relying on the representations, expectations and covenants of the Company, it is reasonable and prudent for the Issuer to do so.

Dated: September 8, 2006

                                        THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                        OF THE CITY OF SHOW LOW, ARIZONA


                                        By /s/ David Tenney
                                           -------------------------------------
                                           President, Board of Directors


                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC


                                        By
                                           -------------------------------------
                                           Sole Manager


                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

Dated: September 8, 2006

                                        THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                        OF THE CITY OF SHOW LOW, ARIZONA


                                        By
                                           -------------------------------------
                                           President, Board of Directors


                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC


                                        By /s/ Robert M. Worsley
                                           -------------------------------------
                                           Sole Manager


                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

Dated: September 8, 2006

                                        THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                        OF THE CITY OF SHOW LOW, ARIZONA


                                        By
                                           -------------------------------------
                                           President, Board of Directors


                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC


                                        By
                                           -------------------------------------
                                           Sole Manager


                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By /s/ Tamra Amos
                                           -------------------------------------
                                        Its Assistant Vice President


                                      -24-